Exhibit 10.2

THIS SECURITY AND PLEDGE AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 12, 2021 BY AND AMONG WESTERN ALLIANCE BANK AND THE PARTIES HERETO.  THE SUBORDINATION AGREEMENT CONTAINS PROVISIONS RESTRICTING, AMONG OTHER THINGS, CERTAIN PAYMENTS AND THE EXERCISE OF CERTAIN RIGHTS AND REMEDIES BY THE PARTIES HERETO.

SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT (this “Agreement”), is made as of November 12, 2021, by and between Giga-tronics Incorporated, a California corporation (the “Debtor”) and Digital Power Lending, LLC, a California limited liability company (including its successors and assigns, the “Secured Party”). Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Secured Promissory Note due no later than November 12, 2022 (the “Note”) issued by the Debtor to the Secured Party as the payee of the Note.

W I T N E S E T H:

WHEREAS, as an inducement to the Secured Party which has extended the loan evidenced by the Note, the Debtor has agreed to execute and deliver to the Secured Party and to grant the Secured Party a security interest in certain property of the Debtor to secure the prompt payment, performance and discharge in full of all of the Debtor’s obligations under the Note due to the Secured Party.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.         Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC shall have the respective meanings given such terms in Article 9 of the UCC.

(a)         “Collateral” means the collateral in which the Secured Party is granted a security interest by this Agreement and which shall comprise the following personal property of the Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)          the Pledged Securities;

(ii)         All investment property, contract rights and other general intangibles relating to all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents and agreements related to the Pledged Securities;

(iii)         All files and records related to the Pledged Securities;

(iv)        All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(v)          All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights and income tax refunds;

(vi)          All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(vii)          All documents, letter-of-credit rights, instruments and chattel paper;

(viii)         All commercial tort claims;

(ix)           All files, records, books of account, business papers, and computer programs; and

(x)            the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

The foregoing, the “Collateral” shall include all investment property and any other shares of capital stock and/or other equity interests of the Debtor obtained in the future including by way of stock dividend or stock split, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of, and the “Collateral” shall not include any asset (i) which, in the event of an assignment, becomes void by operation of applicable law or contract or the assignment of which is otherwise prohibited by applicable law or contract; provided, however, that, to the extent permitted by applicable law or contract, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law or contract, this Agreement shall create a valid security interest in the proceeds of such asset, (ii) which is non-assignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9-406, 9-407 and 9-408 of the UCC), or (iii) which is an “intent to use” trademark application for which a statement of use has not been filed (but only until such statement is filed), but only to the extent that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark application.

(b)         “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

(d)         “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Debtor to the Secured Party comprising all obligations under this Agreement and the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Note and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtor from time to time under or in connection with this Agreement and the Note; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Debtor.

(e)        “Organizational Documents” means, with respect to the Debtor, its Articles of Incorporation (including, without limitation, any certificates of designation for preferred stock) and its Bylaws.

(f)         “Permitted Liens” means the following:

(i)         Liens imposed by law for taxes, assessments or similar charges that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii)        Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii)         Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)         Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)          Liens under this Agreement;

(vi)         The Liens set forth on Schedule I hereto;

(vii)        Rights and claims under any applicable law; and

(viii)       Any other liens in favor of the Secured Party.

(g)        “UCC” means the Uniform Commercial Code of the State of New York and any other applicable law of any state or states that has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.

2.         Grant of Security Interest in Collateral. As an inducement for the Secured Party to have extended its loan as evidenced by the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Debtor, subject to the limitations set forth in the Disclosure Schedules, hereby pledges, grants, and hypothecates to the Secured Party effective as of the Effective Date (herein defined), a perfected security interest in and to, a lien upon and a right of set-off against all of Debtor’s right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”). The “Effective Date” shall mean the Issuance Date of the Note.

3.         [Omitted].

4.        Representations, Warranties, Covenants and Agreements of the Debtor. Except as set forth under the corresponding Section of the disclosure schedules to be delivered to the Secured Party prior to the Effective Date (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, the Debtor represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a)         The Debtor has the requisite Debtor power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Debtor and no further action is required by the Debtor.  This Agreement has been duly executed by the Debtor and the Debtor.  This Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)         The Debtor has no place of business or offices where its books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto.

(c)         Except for Permitted Liens and as set forth on Schedule B attached hereto, the Debtor is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims (other than rights and claims under any Organizational Document or applicable law), and, subject to the foregoing, is fully authorized to grant the Security Interests.  Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral.  Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement or any other agreement between the parties hereto).

(d)         No claim has been received by the Debtor that any Collateral or the Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the knowledge of the Debtor, threatened (in writing) before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)         The Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Party a valid, perfected and continuing perfected lien in the Collateral.

(f)         This Agreement, as of the Effective Date, shall, subject to the terms hereof, create in favor of the Secured Party a valid security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations.  Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected.  Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, no action is necessary to create, perfect or protect the security interests created hereunder.  Without limiting the generality of the foregoing, except for the foregoing, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the execution, delivery and performance of this Agreement, (y) the creation or perfection of the Security Interests created hereunder in the Collateral or (z) the enforcement of the rights of the Secured Party hereunder.

(g)         The Debtor, at any time on or after the Effective Date after the initial filing(s) contemplated and authorized hereunder, hereby authorizes the Secured Party to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h)         The execution, delivery and performance of this Agreement by the Debtor does not (i) violate any of the provisions of any Organizational Documents of the Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Debtor’s debt or otherwise) or other understanding to which the Debtor is a party or by which any property or asset of the Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of the Debtor) necessary for the Debtor to enter into and perform its obligations hereunder have been obtained.

(i)         The capital stock and other equity interests listed on Schedule D hereto (the “Pledged Securities”) except as otherwise noted on Schedule D, represent all capital stock and other equity interests owned, directly or indirectly, by the Debtor.  All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Debtor is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j)         Except for Permitted Liens, the Debtor shall at all times on and after the Effective Date maintain the liens and Security Interests provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 9 hereof.  The Debtor hereby agrees to defend the same against the claims of any and all persons and entities. The Debtor shall safeguard and protect all Collateral for the account of the Secured Party.

(k)         The Debtor shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

(l)         The Debtor was organized and remains organized solely under the laws of the State of California.

5.          Defaults. The following events shall be “Events of Default”:

(a)         The occurrence of an Event of Default (as defined in the Note) under the Note;

(b)         Any representation or warranty of the Debtor and the Debtor in this Agreement shall prove to have been incorrect in any material respect when made and such breach has caused a substantial diminution in the value of the Collateral or otherwise has a materially adverse effect on the rights or remedies of the Secured Party hereunder; or

(c)         The failure by the Debtor to observe or perform any of its material obligations hereunder and such failure continues for fifteen (15) business days after delivery to the Debtor of notice of such failure by the Secured Party unless such default is capable of cure but cannot be cured within such time frame and the Debtor is using commercially reasonable efforts to cure same in a timely fashion.

6.          Rights and Remedies upon Default.

(a)         Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Note and the Secured Party shall have all the rights and remedies of a secured party under the UCC.

(b)         The Secured Party shall comply with any applicable law and the provisions of any Organizational Documents in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

7.         Applications of Proceeds. The proceeds of any such sale or other disposition of the Collateral hereunder shall be applied first, to the reasonable expenses of disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Debtor any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Debtor will be liable for the deficiency.

8.         Costs and Expenses. The Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder.

9.        Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Note have been indefeasibly paid in full and all other Obligations have been paid or discharged.

10.         Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Note.

11.         Miscellaneous.

(a)         No course of dealing between the Debtor and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)         All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)         This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Secured party and the Debtor.

(d)         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)         No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)         This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Debtor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Party (other than by merger).  The Secured Party may assign any or all of its rights under this Agreement to any person to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Party.”

(g)         Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each of the Debtor and the Secured Party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan.  Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each of the Debtor and the Secured Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper.   Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereto acknowledge that this Agreement has been negotiated, executed, and delivered in the State of New York and is to be wholly performed within New York, and each party’s actions in connection with the negotiation, execution, and delivery of this Agreement constitutes transacting business in New York.

(h)         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[SIGNATURE PAGE OF THE DEBTOR FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Security and Pledge Agreement to be duly executed on the day and year first above written.

DEBTOR:

GIGA-TRONICS INCORPORATED

By:	/s/ John Regazzi
Name: John Regazzi
Title: President & CEO

[SIGNATURE PAGE OF SECURED PARTY FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTY TO

SECURITY AND PLEDGE AGREEMENT]

Name of Secured Party: Digital Power Lending, LLC

Signature of Authorized Signatory of Investing Entity/Secured Party:

      /s/ David J. Katzoff

Name of Authorized Signatory: David J. Katzoff

Title of Authorized Signatory: Manager

Schedule I

Existing Liens

Liens in favor of the Debtor’s Lender, Western Alliance Bank

Schedule A

Principal Place of Business

5990 Gleason Drive, Dublin, CA 94568

Schedule B

Other Owners of Collateral

None.

Schedule C

Financing Statements

Financing Statements filed by or in favor of the Debtor’s Lender, Western Alliance Bank

Schedule D

Pledged Securities

Microsource, Inc., a California corporation – All outstanding capital stock (uncertificated)